UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 13, 2004
Date of Report (Date of earliest event reported)

AMERICAN EAGLE OUTFITTERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

0-23760	13-2721761
(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive	15086-7528
Warrendale, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 776-4857
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2004, John L. Marakas, age 78 and a member of the Board of Directors of American Eagle Outfitters, Inc. (the "Company") since 1994, notified the Company's Board that he would retire from his position for personal reasons effective January 3, 2005.  Mr. Marakas is an independent director and a member of the Audit Committee and Compensation Committee of the Company's Board of Directors.  In accordance with Nasdaq requirements, the Company will add two new independent directors at or prior to the annual meeting of stockholders in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Dated: December 15, 2004	By:	/s/ Laura A. Weil
	Name:	Laura A. Weil
Executive Vice President and Chief Financial Officer